EXHIBIT 5.1

                                 Steven M. Bell
                            9449 Science Center Drive
                            New Hope, Minnesota 55428

                                 (763) 504-3051

                                 April 29, 2005


Securities and Exchange Commission
450 - 5th Street N.W.
Washington, D.C.  20549

RE:   Registration Statement on Form S-1

Gentlemen:

      I have acted as legal counsel for Multiband Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC"), and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of the sale of an aggregate of 13,809,525 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be sold in the manner set forth in the Registration Statement.

      In connection therewith, I have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, I have reviewed such other proceedings, certificates, documents and records and have ascertained or verified such additional facts as I deem necessary or appropriate for purposes of this opinion.

      Based upon the foregoing, I am of the opinion that:

      1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

      2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

      3. The Shares are validly authorized by the Company's Articles of Incorporation, as amended and have been validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                   Very truly yours,

                                                   /s/ Steven M. Bell, Esq.


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